Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 2, 2026, CVR Energy, Inc. (“CVR Energy” or the “Company”) entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with certain indirect subsidiaries and affiliates of Marathon Petroleum Corporation (the “Sellers”) to acquire the refineries located in St. Paul Park, Minnesota and Mandan, North Dakota, a 17% interest in each of Minnesota Pipe Line Company, LLC and MPL Investments, Inc., and associated wholesale marketing and logistics assets (collectively, “Mandan/SPP”), and to assume certain liabilities related to Mandan/SPP, for total estimated aggregate cash consideration of $4.2 billion of base purchase price plus $0.8 billion of incremental consideration attributable to net working capital, subject to the purchase price adjustments and final settlement procedures described in the Purchase Agreement (the “Acquisition”).

At closing, the Sellers will sell, convey, assign and transfer to the Company the purchased assets and purchased interests specified in the Purchase Agreement, and CVR Energy will assume the related assumed liabilities, in each case subject to the terms and conditions in the Purchase Agreement. The purchased assets include the Mandan refinery; terminals, pipeline systems, logistics racks, tankage and other refining logistics assets; hydrocarbon and non-hydrocarbon catalyst assets; specified contracts, permits, books and records, real property interests and purchased intellectual property; and other tangible assets primarily related to Mandan/SPP. The purchased interests include Western Refining Southwest LLC’s 100% membership interest in St. Paul Park Refining Co. LLC, Tesoro Refining & Marketing Company LLC’s Mandan refining assets, and Tesoro Logistics Operations LLC’s 17% interests in each of Minnesota Pipe Line Company, LLC and MPL Investments, Inc. Certain balances associated with cash, receivables, trademarks, specified contracts, pre-closing renewable identification numbers and other assets identified in the Purchase Agreement will remain excluded assets. CVR Energy will assume liabilities related to the purchased assets and interests other than liabilities expressly retained by the Sellers, including specified excluded employment, environmental, tax and indebtedness-related liabilities.

In connection with the closing of the Acquisition, CVR Energy expects to enter into the following financing transactions: (i) an amendment to CVR Energy’s existing asset-based revolving credit facility (the “Existing ABL Facility”), together with $550 million of incremental commitments thereunder, bringing total commitments under the Existing ABL Facility to $1.1 billion, and borrowings of approximately $225 million thereunder on the closing date of the Acquisition; (ii) the incurrence of approximately $2.5 billion of senior secured indebtedness (the “Permanent Financing”) or, to the extent necessary, borrowings under a senior secured 364-day bridge loan facility in an aggregate principal amount of up to $2.5 billion (the “Bridge Facility”), for which Barclays Bank PLC and certain other financial institutions have provided a debt commitment letter; (iii) the issuance and sale of equity securities to certain commercial counterparties in a private placement for an aggregate purchase price of approximately $800 million (the “Commercial Partner Equity Investment”); (iv) a subscription agreement with an affiliate of Icahn Enterprises L.P, its controlling stockholder, providing for up to $500 million of equity financing (the “IEP Equity Investment”), which is intended to terminate upon the consummation of an equity offering generating gross proceeds of at least $500 million; (v) a supplemental indenture pursuant to which CVR Energy’s 7.500% Senior Notes due 2031 and 7.875% Senior Notes due 2034 will become secured on an equal and ratable basis with the Bridge Facility and/or any Permanent Financing; and (vi) the redemption of all $183 million aggregate principal amount of CVR Energy’s outstanding 5.750% Senior Notes due 2028.

The following unaudited pro forma condensed combined financial information illustrates the effects of the Acquisition and the related financing transactions described in Note 5 (together, the “Transactions”) and includes the unaudited pro forma condensed combined balance sheet as of September 30, 2026, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026 and 2025 and the year ended December 31, 2025, and the accompanying notes. The unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they had occurred on January 1, 2025, and the unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on September 30, 2026.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the following historical financial statements of CVR Energy and Mandan/SPP:

•

CVR Energy’s historical audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2025, and CVR Energy’s historical unaudited condensed consolidated financial statements and related notes as of September 30, 2026, and for the nine months ended September 30, 2026 and 2025, included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026; and

•

Mandan/SPP’s historical audited carve-out combined financial statements and related notes for the year ended December 31, 2025, and the historical unaudited carve-out condensed combined financial statements for the nine months ended September 30, 2026 and 2025, attached as Exhibits 99.1 and 99.2, respectively, to the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) using the acquisition method of accounting for business combinations under Accounting Standards Codification (“ASC”) 805, Business Combinations. Under the acquisition method, the aggregate consideration transferred is allocated to Mandan/SPP including the underlying tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values, with any excess recorded as goodwill. For purposes of this preliminary presentation, CVR Energy has assumed that the consummation of the Acquisition occurred on September 30, 2026. The Purchase Agreement provides for an aggregate purchase price for the Mandan/SPP business, subject to post-closing adjustments based on, among other items, hydrocarbon inventory, non-hydrocarbon catalyst assets, working capital, certain asset taxes, repair costs and 2026 pro-rated bonus amounts, as applicable. The final consideration and allocation will be determined from the closing and final settlement statements and may differ materially from the preliminary amounts reflected herein.

In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed combined financial information has been prepared for illustrative and informational purposes only and is not intended to represent what CVR Energy’s results of operations or financial position would have been had the Acquisition occurred on the dates indicated, or what they will be for any future periods or as of any future date. The unaudited pro forma condensed combined financial information does not reflect the realization of any expected cost savings or other synergies or dis-synergies that may be realized as a result of the Acquisition.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2026

	Historical CVR Energy, Inc	Historical Mandan/SPP as reclassified	Acquisition Accounting Adjustments	Notes		Other Accounting Adjustments	Notes		Pro Forma Combined
(in millions)		(Note 3)
ASSETS
Current Assets:
Cash and cash equivalents	$1,278	$—	$(4,969)	(4A	)	3,970	(5A	)	$96
						(183)	(5D	)
Accounts receivable, net	464	44	(44)	(4B	)				464
Inventories	655	840	(5)	(4B	)				1,490
Prepaid expenses	20	—							20
Other current assets	17	—							17

Total current assets	2,434	884	(5,018)			3,787			2,087
Property, plant and equipment, net	2,011	817	1,356	(4C	)				4,184
Goodwill	—	—	1,499	(4F	)				1,499
Intangible assets	—	42	360	(4C	)				402
Other long-term assets	335	194	(27)	(4C	)				502

Total assets	$4,780	$1,937	$(1,830)			$3,787			$8,674

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$620	$277	$(188)	(4B	)				$729
			20	(4G	)
Other current liabilities	785	289	(288)	(4B	)				786

Total current liabilities	1,405	566	(456)			—			1,515
Long-term liabilities:
Long-term debt and finance lease obligations, net of current portion	1,769	—				2,675	(5A	)	4,261
						(183)	(5D	)
Deferred income taxes	245	103	(103)	(4B	)				245
Other long-term liabilities	104	24	(7)	(4B	)				121

Total long-term liabilities	2,118	127	(110)			2,492			4,627
CVR Energy stockholders’ equity:
Preferred stock	—								—
Common stock	1					1	(5A	)	2
Additional paid-in capital	1,508					1,294	(5A	)	2,802
Accumulated deficit	(422)		(20)	(4G	)				(442)
Treasury stock	(2)								(2)
Net parent investment	—	1,244	(1,244)	(4H	)				—

Total CVR Energy stockholders’ equity	1,085	1,244	(1,264)			1,295			2,360

Noncontrolling interest	172								172

Total equity	1,257	1,244	(1,264)			1,295			2,532

Total liabilities and equity	$4,780	$1,937	$(1,830)			$3,787			$8,674

See notes to unaudited pro forma condensed combined financial statements.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2026

	Historical CVR Energy, Inc.	Historical Mandan/SPP as reclassified	Acquisition Accounting Adjustments	Notes		Other Accounting Adjustments	Notes		Pro Forma Combined
(in millions, except per share data)		(Note 3)
Net sales	$8,000	$7,594	$(53)	(4K	)				$15,541
Operating costs and expenses:
Cost of materials and other	6,398	6,339	(54)	(4K	)				12,683
Direct operating expenses (exclusive of depreciation and amortization)	573	—							573
Depreciation and amortization	232	69	121	(4D	)				391
			38	(4E	)
			(69)	(4J	)

Cost of sales	7,203	6,408	36			—			13,647
Selling, general and administrative expenses (exclusive of depreciation and amortization)	131	149							280
Depreciation and amortization	5	—							5
Other operating expenses, net	4	11							15

Operating income	657	1,026	(89)			—			1,594
Other (expense) income:
Interest expense, net	(105)	—				(166)	(5B	)	(261)
						10	(5D	)
Other income, net	19	11							30

Income before income taxes	571	1,037	(89)			(156)			1,363
Income tax (benefit) expense	122	269	(22)	(4M	)	(38)	(5C	)	331

Net income	449	768	(67)			(118)			1,032
Less: Net income attributable to noncontrolling interest	74								74

Net income attributable to CVR Energy stockholders	$375	$768	$(67)			$(118)			$958

Basic and diluted earnings per share (4L)	$3.73								$7.67
Weighted average common shares outstanding:
Basic and diluted (4L)	100.5								124.9

See notes to unaudited pro forma condensed combined financial statements.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	Historical CVR Energy, Inc.	Historical Mandan/SPP as reclassified	Acquisition Accounting Adjustments	Notes		Other Accounting Adjustments	Notes		Pro Forma Combined
(in millions, except per share data)		(Note 3)
Net sales	$7,162	$7,722	$(69)	(4K	)				$14,815
Operating costs and expenses:
Cost of materials and other	5,722	7,045	(73)	(4K	)				12,694
Direct operating expenses (exclusive of depreciation and amortization)	700	—							700
Depreciation and amortization	394	111	162	(4D	)				606
			50	(4E	)
			(111)	(4J	)

Cost of sales	6,816	7,156	28			—			14,000
Selling, general and administrative expenses (exclusive of depreciation and amortization)	148	167	20	(4G	)				335
Depreciation and amortization	9	—							9
Other operating expenses, net	7	20							27

Operating income	182	379	(117)			—			444
Other (expense) income:
Interest expense, net	(108)	—				(221)	(5B	)	(306)
						23	(5D	)
Other income, net	6	16							22

Income before income taxes	80	395	(117)			(198)			160
Income tax (benefit) expense	(10)	102	(29)	(4M	)	(49)	(5C	)	14

Net income	90	293	(88)			(149)			146
Less: Net income attributable to noncontrolling interest	63								63

Net income attributable to CVR Energy stockholders	$27	$293	$(88)			$(149)			$83

Basic and Diluted earnings per share: (4L)	$0.27								$0.66
Weighted average common shares outstanding:
Basic and diluted (4L)	100.5								124.9

See notes to unaudited pro forma condensed combined financial statements.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025

	Historical CVR Energy, Inc.	Historical Mandan/SPP as reclassified	Acquisition Accounting Adjustments	Notes		Other Accounting Adjustments	Notes		Pro Forma Combined
(in millions, except per share data)		(Note 3)
Net sales	$5,352	$5,838	$(52)	(4K	)				$11,138
Operating costs and expenses:
Cost of materials and other	4,195	5,257	(55)	(4K	)				9,397
Direct operating expenses (exclusive of depreciation and amortization)	503	—							503
Depreciation and amortization	251	89	121	(4D	)				410
			38	(4E	)
			(89)	(4J	)

Cost of sales	4,949	5,346	15			—			10,310
Selling, general and administrative expenses (exclusive of depreciation and amortization)	115	124	20	(4G	)				259
Depreciation and amortization	7	—							7
Other operating expenses, net	4	15							19

Operating income (loss)	277	353	(87)			—			543
Other (expense) income:
Interest expense, net	(79)	—				(166)	(5B	)	(227)
						18	(5D	)
Other income, net	5	12							17

Income before income taxes	203	365	(87)			(148)			333
Income tax (benefit) expense	(3)	95	(21)	(4M	)	(36)	(5C	)	35

Net income	206	270	(66)			(112)			298
Less: Net income attributable to noncontrolling interest	69								69

Net income attributable to CVR Energy stockholders	$137	$270	$(66)			$(112)			$229

Basic and diluted earnings per share (4L)	$1.37								$1.83
Weighted average common shares outstanding:
Basic and diluted (4L)	100.5								124.9

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1) Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet is derived from the historical balance sheets of CVR Energy and Mandan/SPP as of September 30, 2026, and the unaudited pro forma condensed combined statements of operations are derived from the historical results of CVR Energy and Mandan/SPP for the nine months ended September 30, 2026 and 2025, and the year ended December 31, 2025, as applicable.

The Acquisition is expected to be accounted for as a business combination using the acquisition method of accounting under GAAP, in accordance with the provisions of ASC 805, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. The transaction has not yet closed. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates based on the same facts and circumstances.

As of the date hereof, CVR Energy has not completed the detailed valuation studies necessary to determine the fair value of the purchased assets, the purchased interests and the assumed liabilities. Accordingly, the allocation reflected in the unaudited pro forma condensed combined financial information is based on management’s preliminary estimates. The final allocation will be completed after the consummation of the Acquisition and resolution of the applicable closing and final settlement statements in accordance with the Purchase Agreement, including the allocation of aggregate consideration among the purchased assets, the purchased interests and the assumed liabilities. Adjustments to the preliminary fair values, purchase price and related tax effects could materially affect the unaudited pro forma condensed combined financial information and CVR Energy’s future results of operations and financial position.

CVR Energy’s historical financial statements and the historical carve-out combined financial statements of the purchased assets and interests were prepared in accordance with GAAP. As discussed in Note 3, certain reclassifications have been made to align the Mandan/SPP historical presentation with CVR Energy’s presentation for purposes of preparing the unaudited pro forma condensed combined financial information. Mandan/SPP has not historically operated as a standalone business, and their historical financial statements are not necessarily indicative of the financial position or results that would have occurred on a standalone basis. CVR Energy will continue to evaluate accounting policy differences and may identify additional conforming adjustments after the consummation of the Acquisition or as additional information becomes available.

There were no material intercompany transactions or balances between CVR Energy and Mandan/SPP as of September 30, 2026, and for the nine months ended September 30, 2026 and 2025, and the year ended December 31, 2025.

(2) Preliminary Purchase Price Allocation

The following table presents the preliminary estimated consideration for Mandan/SPP:

(in millions)
Base cash purchase price	$4,200
Adjustments:
Hydrocarbon inventory (1)	740
Non-hydrocarbon catalyst assets	20
Working capital amount	10
Mandan/SPP accrued property tax liabilities	(1)

Total cash consideration transferred	$4,969

(1)

As disclosed in Note 5, CVR Energy is contemporaneously entering into commercial agreements with a commercial partner. Under these agreements, the commercial partner will acquire certain crude inventory at the closing of the Acquisition, which will reduce the amount of cash required from CVR Energy to fund the transactions.

The aggregate purchase price is expected to be $4.2 billion of base purchase price plus $0.8 billion of incremental consideration attributable to net working capital, with final consideration subject to the applicable adjustments and the closing and final settlement procedures in the Purchase Agreement. The final consideration transferred for Mandan/SPP will be determined under the Purchase Agreement based on the final purchased assets and interests, assumed liabilities, and applicable closing and post-closing adjustments. Accordingly, the final consideration may differ from the preliminary amount used in the purchase price allocation.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Mandan/SPP are recognized and measured at fair value. The allocation remains preliminary and is subject to change as additional information becomes available and the final valuation and purchase-price adjustments are completed, and any such changes could be material. The following table presents a preliminary allocation of the total estimated cash consideration to the identified tangible and intangible assets of Mandan/SPP to be acquired and liabilities to be assumed based on preliminary estimated fair values as of September 30, 2026:

(in millions)
Total consideration for the Acquisition	$4,969
Inventories	835
Property, plant and equipment	2,173
Other long-term assets	167
Intangible assets	402

Total assets acquired	3,577
Accounts payable and accrued liabilities	89
Other current liabilities	1
Other long-term liabilities	17

Total liabilities assumed	107

Net assets acquired	3,470

Preliminary allocation to goodwill	1,499

(3) Reclassification and Accounting Policy Adjustments

The historical carve-out combined financial statements of Mandan/SPP were prepared in accordance with GAAP. In preparing the unaudited pro forma condensed combined financial information, CVR Energy performed a preliminary analysis to identify differences between the historical financial statement presentation and accounting policies of Mandan/SPP and those of CVR Energy. The reclassifications described below conform the presentation of the Mandan/SPP historical financial information to CVR Energy’s presentation and do not affect Mandan/SPP’s historical total assets, total liabilities, net parent investment or net income. In addition, an accounting policy adjustment has been made to conform Mandan/SPP’s accounting for turnaround costs to CVR Energy’s policy of capitalizing such costs, which affects Mandan/SPP’s net income as shown below. CVR Energy will continue to evaluate accounting policy and presentation differences and may identify additional conforming adjustments as further information becomes available.

The following table presents a summary of reclassification adjustments made to present Mandan/SPP’s unaudited condensed combined balance sheet as of September 30, 2026, in conformity with that of CVR Energy:

Mandan/SPP

Unaudited Condensed Combined Balance Sheet

As of September 30, 2026

(in millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Mandan/SPP Before Reclassification	Reclassifications			Mandan/SPP as Reclassified
Assets
Receivables	Accounts receivable, net	$41	$3	(i	)	$44
Related party receivables		3	(3)	(i	)	—
Inventories	Inventories	840				840

Total current assets		884	—			884
Equity method investment	Other long-term assets	159	$(159)	(iv	)	—
Property, plant and equipment, net	Property, plant, and equipment, net	825	(8)	(v	)	817
Intangibles, net	Intangible assets	42				42
Other noncurrent assets	Other long-term assets	27	159	(iv	)	194
			8	(v	)

Total assets		$1,937	$—			$1,937

Liabilities and Equity
Accounts payable	Accounts payable	$273	$4	(ii	)	$277
Related party payables		4	(4)	(ii	)	—
Payroll and benefits payable		27	(27)	(iii	)	—
Accrued taxes		150	(150)	(iii	)	—
Environmental obligations		108	(108)	(iii	)	—
Other current liabilities	Other current liabilities	4	285	(iii	)	289

Total current liabilities		566	—			566
Deferred income tax liabilities	Deferred income taxes	103				103
Other long-term liabilities	Other long-term liabilities	24				24

Total liabilities		693	—			693
Net Parent Investment	Net Parent Investment	1,244				1,244

Total liabilities and equity	Total liabilities and equity	$1,937	$—			$1,937

(i)	Reclassification of “Related-party receivables” to “Accounts receivable, net.”
(ii)	Reclassification of “Related-party payables” to “Accounts payable.”
(iii)	Reclassification from “Payroll and benefits payable”, “Accrued taxes” and “Environmental obligations” to “Other current liabilities.”
(iv)	Reclassification from “Equity method investment” to “Other long-term assets.”
(v)	Reclassification from “Property, plant, and equipment, net” to “Other long-term assets.”

The following table presents a summary of reclassification adjustments made to present Mandan/SPP unaudited condensed combined statement of operations for the nine months ended September 30, 2026, in conformity with that of CVR Energy:

Mandan/SPP

Unaudited Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2026

(in millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Mandan/SPP Before Reclassification	Reclassifications			Accounting Policy Adjustment			Mandan/SPP as Reclassified
Revenues and other income:
Sales and other operating revenues	Net sales	$7,308	$286	(i	)				$7,594
Related party revenues		286	(286)	(i	)				—
Income from equity method investment		5	(5)	(ii	)				—
Other income	Other income, net	1	10	(ii	)				11
Related party other income		5	(5)	(ii	)				—

Total revenues and other income		7,605	—			—
Costs and Expenses:
Cost of revenues (excludes items below)	Cost of materials and other	2,874	3,559	(iii	)				6,339
						(94)	(iv	)
Related party cost of revenues		3,559	(3,559)	(iii	)				—
Depreciation and amortization	Depreciation and amortization	69							69
Selling, general and administrative expenses	Selling, general and administrative expenses (exclusive of depreciation and amortization)	149							149
Other taxes	Other operating expenses , net	11							11

Total costs and expenses		6,662	—			(94)
Income before income taxes		943	—			94			1,037
Provision for income taxes	Income tax expense	246				23	(iv	)	269

Net income		$697	$—			$71			$768

(i)	Reclassification of “Sales and other operating revenues” and “Related party revenues” to “Net sales.”
(ii)	Reclassification from “Income from equity method investment”, “Other income” and “Related party other income” to “Other income, net.”
(iii)	Reclassification from “Cost of revenues (excludes items below)” and “Related party cost of revenues” to “Cost of materials and other.”
(iv)	Accounting policy adjustment to remove expenses and the appropriate income-tax effect, associated with turnaround cost as CVR Energy capitalizes such expenses within “Other long-term assets.”

The following table presents a summary of reclassification adjustments made to present Mandan/SPP’s combined statement of operations for the year ended December 31, 2025, in conformity with that of CVR Energy:

Mandan/SPP

Combined Statement of Operations

For the Year Ended December 31, 2025

(in millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Mandan/SPP Before Reclassification	Reclassifications			Accounting Policy Adjustment			Mandan/SPP as Reclassified
Revenues and other income:
Sales and other operating revenues	Net sales	7,476	$246	(i	)				$7,722
Related party revenues		246	(246)	(i	)				—
Income from equity method investment		7	(7)	(ii	)				—
Other income	Other income, net	3	13	(ii	)				16
Related party other income		6	(6)	(ii	)				—

Total revenues and other income		7,738	—			—
Costs and Expenses:
Cost of revenues (excludes items below)	Cost of materials and other	2,917	4,133	(iii	)				7,045
						(5)	(iv	)
Related party cost of revenues		4,133	(4,133)	(iii	)				—
Depreciation and amortization	Depreciation and amortization	111							111
Selling, general and administrative expenses	Selling, general and administrative expenses	167							167
Other taxes	Other operating expenses (income), net	20							20

Total costs and expenses		7,348	—			(5)
Income before income taxes	Income (loss) before income taxes	390	—			5			395
Provision for income taxes	Income tax expense (benefit)	101				1	(iv	)	102

Net income	Net income (loss)	$289	$—			$4			$293

(i)	Reclassification of “Sales and other operating revenues” and “Related party revenues” to “Net sales.”
(ii)	Reclassification from “Income from equity method investment”, “Other income” and “Related party other income” to “Other income, net.”
(iii)	Reclassification from “Cost of revenues (excludes items below)” and “Related party cost of revenues” to “Cost of materials and other.”
(iv)	Accounting policy adjustment to remove expenses and the appropriate income-tax effect, associated with turnaround cost as CVR Energy capitalizes such expenses within “Other long-term assets.”

The following table presents a summary of reclassification adjustments made to present Mandan/SPP unaudited condensed combined statement of operations for the nine months ended September 30, 2025, in conformity with that of CVR Energy:

Mandan/SPP

Unaudited Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2025

(in millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Mandan/SPP Before Reclassification	Reclassifications			Accounting Policy Adjustment			Mandan/SPP as Reclassified
Revenues and other income:
Sales and other operating revenues	Net sales	$5,649	$189	(i	)				$5,838
Related party revenues		189	(189)	(i	)				—
Income from equity method investment		6	(6)	(ii	)				—
Other income	Other income, net	1	11	(ii	)				12
Related party other income		5	(5)	(ii	)				—

Total revenues and other income		5,850	—			—
Costs and Expenses:
Cost of revenues (excludes items below)	Cost of materials and other	2,041	3,220	(iii	)				5,257
						(4)	(iv	)
Related party cost of revenues		3,220	(3,220)	(iii	)				—
Depreciation and amortization	Depreciation and amortization	89							89
Selling, general and administrative expenses	Selling, general and administrative expenses (exclusive of depreciation and amortization)	124							124
Other taxes	Other operating expenses (income), net	15							15

Total costs and expenses		5,489	—			(4)
Income before income taxes	Income (loss) before income taxes	361	—			4			365
Provision for income taxes	Income tax expense (benefit)	94				1	(iv	)	95

Net income	Net income (loss)	$267	$—			$3			$270

(i)	Reclassification of “Sales and other operating revenues” and “Related party revenues” to “Net sales.”
(ii)	Reclassification from “Income from equity method investment”, “Other income” and “Related party other income” to “Other income, net.”
(iii)	Reclassification from “Cost of revenues (excludes items below)” and “Related party cost of revenues” to “Cost of materials and other.”
(iv)	Accounting policy adjustment to remove expenses and the appropriate income-tax effect, associated with turnaround cost as CVR Energy capitalizes such expenses within “Other long-term assets.”

(4) Acquisition Pro Forma Adjustments and Assumptions

A.

Cash consideration transferred - Reflects the estimated cash consideration of $4.2 billion of base purchase price plus $0.8 billion of incremental consideration attributable to net working capital. Refer to Note 2 for the preliminary estimated consideration.

B.	Balance sheet items not transferring - The following balance sheet items were not transferred as part of the net assets acquired:

(in millions)	Net assets/liabilities not acquired
Accounts receivable	$(44)
Inventory	(5)
Accounts Payable	(188)
Other current liabilities	(288)
Other long-term liabilities	(7)
Deferred Taxes	(103)

C.	Fair-value step-up adjustments - Reflects the preliminary adjustment of certain acquired assets from historical carrying value to estimated fair value as of the acquisition date.

Step-up adjustments (in millions)	Mandan/SPP Historical Value as of September 30, 2026	Fair Value as of September 30, 2026	Step-up / Step-down
Property, plant and equipment	$817	$2,173	$1,356
Intangible assets	42	402	360
Other long-term assets (1)	194	167	(27)

Total	$1,053	$2,742	$1,689

(1)

The fair value adjustment is associated with (a) $39 million reduction in the equity method investment comprising the 17% interests in each of Minnesota Pipe Line Company, LLC and MPL Investments, Inc., offset by a (b) $12 million step-up on non-hydrocarbon catalyst assets acquired in the Transaction.

D.

Depreciation expense - Reflects depreciation based on the preliminary fair values and estimated remaining useful lives (“RUL”) of the acquired real and personal property for the nine months ended September 30, 2026 and 2025, and the year ended December 31, 2025. No depreciation is recorded for land and improvements or construction in progress.

(in millions)	Preliminary Fair Value	Estimated RUL (years)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	Year Ended December 31, 2025
Land and improvements	$64	N/A	$—	$—	$—
Machinery and equipment	2,032	3-18	121	121	162
Construction in progress	77	N/A	—	—	—

Total	$2,173		$121	$121	$162

E.

Amortization expense - Reflects amortization based on the preliminary fair values and estimated RUL of the identifiable intangible assets using the economic benefit approach for the nine months ended September 30, 2026 and 2025, and the year ended December 31, 2025.

(in millions)	Preliminary Fair Value	Estimated RUL (years)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	Year Ended December 31, 2025
Fuel supply agreements - branded	$105	20	$5	$5	$7
Fuel supply agreements - unbranded	280	20	32	32	42
Brand rights	14	10	1	1	1
Permits and licenses	3	N/ A	—	—	—

Total	$402		$38	$38	$50

F.	Goodwill - Reflects the recognition of preliminary estimated goodwill resulting from the Acquisition. Refer to Note 2 for the preliminary purchase price allocation.

G.

Transaction costs - Represents estimated acquisition-related transaction costs for legal, communications, banking, structuring and due-diligence services. The estimates below are preliminary amounts that remain subject to update.

(in millions)
Estimated Total Transaction Costs	$24
Less: Transaction Costs already booked (Merger Costs)	4

Total Pro Forma Adjustment	$20

H.	Elimination of historical net parent investment - Reflects the elimination of Mandan/SPP’s historical net parent investment.

I.	Not used.

J.

Elimination of historical depreciation and amortization - Reflects the elimination of Mandan/SPP’s historical depreciation and amortization related to property, plant and equipment and intangible assets. The adjustment is $69 million for the nine months ended September 30, 2026, $89 million for the nine months ended September 30, 2025, and $111 million for the year ended December 31, 2025.

K.

Statement of operations items not transferring - In line with the Purchase Agreement, certain activity within the net sales and cost of materials and other line items will not be acquired by CVR Energy. As such, a pro forma adjustment must be made to adjust the historical results of Mandan/SPP.

(in millions)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	Year Ended December 31, 2025
Net sales	$(53)	$(52)	$(69)
Cost of materials and other	(54)	(55)	(73)

L.

Pro forma income per share - Reflects pro forma net income attributable to CVR Energy stockholders divided by pro forma weighted-average common shares outstanding for the nine months ended September 30, 2026, the year ended December 31, 2025, and the nine months ended September 30, 2025. The 124.9 million weighted-average common shares outstanding used for the calculation is comprised of the historical weighted-average common shares outstanding of 100.5 million shares and the incremental 24.4 million shares of CVR Energy preferred stock to be issued, shown on an as-converted to common stock basis.

(in millions, except per share data)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	Year Ended December 31, 2025
Pro forma net income attributable to CVR Energy stockholders	$958	$229	$83
Weighted-average shares of common stock outstanding – basic and diluted	124.9	124.9	124.9
Pro forma income per share – basic and diluted	$7.67	$1.83	$0.66

M.	Income tax effects - Represents the income-tax effect of the pro forma acquisition adjustments using a 24.5% marginal tax rate.

(5) Other Accounting Pro Forma Adjustments and Assumptions

A.

Sources of cash - For purposes of the unaudited pro forma condensed combined financial information, it is assumed that CVR Energy will finance the Acquisition, including payment of fees, costs and expenses associated with the Purchase Agreement with available cash, as well as with the proceeds of the financing transactions, subject to market conditions. CVR Energy is expected to receive $3,970 million in net cash proceeds from the following sources:

Financing Sources (in millions)	Pro Forma Total (Net of Fees and Discounts)
Equity:
Commercial Partner Equity Investment (1)	$800
IEP Equity Investment (2)	495

Additional paid in capital pro forma adjustment	$1,295

Debt:
Bridge Facility (3)	$2,450
Existing ABL Facility (4)	225

Debt pro forma adjustment	$2,675

Total cash received	$3,970

(1)

Represents approximately 14.97 million shares of preferred stock, shown on an as-converted to common stock basis, issued at an estimated price of $53.43, which reflects a 10% discount to the volume weighted average price of CVR Energy’s common stock over the last 20 trading days. Traditional fees and discounts were considered as part of a contemporaneously executed long-term commercial agreement at prevailing market terms.

(2)

Represents approximately 9.36 million shares of preferred stock, shown on an as-converted to common stock basis, issued at an estimated price of $53.43, which reflects a 10% discount to the volume weighted average price of CVR Energy’s common stock over the last 20 trading days, net of a 1% commitment fee, pursuant to a subscription agreement with an affiliate of Icahn Enterprises L.P. CVR Energy’s controlling stockholder to provide for up to $500 million of committed equity financing. The commitment under the subscription agreement would terminate upon the consummation of a subsequent equity offering generating gross proceeds of at least $500 million to CVR Energy.

(3)

Represents $2.5 billion under the Bridge Facility with an estimated 8.0% interest rate, net of associated debt issuance fees of $50 million. We do not intend to fund the Bridge Facility and currently expect to replace the commitments under the Bridge Facility prior to the closing of the Acquisition with the Permanent Financing. However, there are no assurances that we will be able to do so and any such financings would be subject to prevailing market conditions at that time.

(4)	Represents a draw from CVR Energy’s ABL facility which we intend to amend and upsize at an estimated 4.25% interest rate, net of associated debt issuance fees of $8 million.

B.

Incremental interest expense - This adjustment reflects pro forma adjustment to interest expense related to assumed incurrence of indebtedness on terms applicable to borrowings under the anticipated new debt facilities. Under the terms of the debt instruments, borrowings would be expected to accrue interest on a weighted average basis at a rate equal to 7.7%. For purposes of the pro forma statements of operations, it is assumed that borrowings occur on January 1, 2025, and remain outstanding throughout the periods presented.

The following table presents the pro forma adjustments for the expected contractual interest expense and the amortization of debt issuance cost in connection with the financing transactions relating to the Acquisition:

(in millions)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	Year Ended December 31, 2025
Interest expense on new debt facilities	$158	$158	$210
Amortization of debt issuance cost	8	8	11

Pro forma adjustment to interest expense	$166	$166	$221

A 0.125% change in interest rates on the variable-rate borrowings would increase or decrease interest expense on a pro forma basis by $2 million for the nine months September 30, 2026 and 2025, and by $3 million for the year ended December 31, 2025.

C.	Income tax effects - Represents the income-tax effect of the pro forma other accounting adjustments using a 24.5% marginal tax rate.

D.

Redemption of 5.75% Senior Notes due 2028 - Represents the $183 million early redemption of CVR Energy’s 5.75% Senior Notes due 2028 from the cash and liabilities on the balance sheet, as well as removing the impacts of associated interest expense and unamortized debt issuance costs from the statements of operations for the presented periods.